UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 28, 2019

FRANCESCA’S HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware
001-35239	(State or Other Jurisdiction of Incorporation)	20-8874704
(Commission File Number)		(I.R.S. Employer Identification No.)

8760 Clay Road, Houston, Texas		77080
(Address of Principal Executive Offices)		(Zip Code)

(713) 864-1358

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered

Common Stock, par value $.01 per share	Fran	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders (the “Annual Meeting”) of Francesca’s Holdings Corporation (the “Company”) was held on June 28, 2019.

(b) At the Annual Meeting, the Company’s stockholders (i) elected two nominees, Mr. Richard Emmett and Mr. Richard Kunes, to the Board of Directors of the Company to serve as Class II directors until the Company’s 2022 annual meeting of stockholders and until their respective successors are duly elected and qualified, (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending February 1, 2020, (iii) approved, on an advisory basis, the compensation of the Company’s named executive officers, and (iv) approved the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued common stock, par value $0.01 per share, at a ratio not less than 5:1 and not greater than 35:1, with the exact ratio, if approved and effected at all, to be set within that range at the discretion of the Board of Directors of the Company and publicly announced by the Company on or before December 31, 2019 without further approval or authorization of the Company’s stockholders (the “Reverse Stock Split Proposal”). At the Annual Meeting, no vote was called on the proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies, as there were sufficient votes at the time of the Annual Meeting to approve the Reverse Stock Split Proposal.

Set forth below are the final voting tallies for the Annual Meeting:

Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard Emmett	15,199,652	2,248,899	13,339,669

Richard Kunes	11,974,759	5,473,792	13,339,669

As disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 13, 2019, Mr. Kunes notified the Board of Directors of his resignation as Chairman of the Board of Directors and as a Class II director of the Board of Directors, effective January 31, 2020.

Auditor Ratification

For	Against	Abstain
29,205,791	1,553,134	29,295

Advisory Approval of Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Votes
14,349,543	1,506,842	1,592,166	13,339,669

Reverse Stock Split

For	Against	Abstain
27,304,905	1,918,276	1,565,039

Item 7.01. Regulation FD Disclosure.

On June 28, 2019, following stockholder approval at the Annual Meeting of the Reverse Stock Split Proposal, the Company’s Board of Directors approved a 12-to-1 reverse stock split ratio of the Company’s common stock (the “Reverse Stock Split Ratio”), such that, at the effective time of the reverse stock split, every twelve (12) issued shares of the Company’s common stock will be converted into one (1) share of the Company’s common stock. On June 28, 2019, the Company issued a press release announcing the Board of Directors’ determination of the Reverse Stock Split Ratio and that the Company’s common stock is expected to be begin trading on a post-split basis on The Nasdaq Stock Market LLC at market open on July 2, 2019.

A copy of the press release is furnished as Exhibit 99.1 to this report. The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
99.1	Press Release issued by Francesca’s Holdings Corporation on June 28, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANCESCA’S HOLDINGS CORPORATION

Date: June 28, 2019	By:	/s/ Kelly Dilts
Kelly Dilts
Executive Vice President and Chief Financial Officer